As filed with the Securities and Exchange Commission on July 28, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 __________________________________________
SENSATA TECHNOLOGIES HOLDING PLC
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

England and Wales	98-1386780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Interface House, Interface Business Park Bincknoll Lane Royal Wootton Bassett Swindon SN4 8SY United Kingdom Telephone: +1 (508) 236 3800	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Sensata Technologies Holding plc 2021 Equity Incentive Plan
(Full title of the plan)
__________________________________________
Shannon M. Votava
Senior Vice President and Chief Legal Officer
Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts 02703
Telephone: (508) 236-3800

(Name address and telephone number, including area code, of agent for service)
__________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
__________________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary Shares, nominal value €0.01 per share	5,700,000	$54.58	$311,106,000	$33,941.66

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional ordinary shares that may be issued or become issuable under the above-named plan by reason of any stock split, stock dividend or other similar transaction.
(2)    Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of the common stock reported on the New York Stock Exchange on July 23, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Sensata Technologies Holding plc, a public limited company incorporated under the laws of England and Wales (the “Registrant”, “Sensata”, “we”, “our,” and “us”), to register 5,700,000 ordinary shares, nominal value €0.01 per share, of the Registrant which have been reserved for issuance under the Sensata Technologies Holding plc 2021 Equity Incentive Plan (the “Plan”). The Plan was approved by the board of directors of the Registrant on April 9, 2021, subject to approval by the Registrant’s shareholders. At the Registrant’s annual general meeting of shareholders held on May 27, 2021, its shareholders approved the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in "Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the Commission, are incorporated in this Registration Statement by reference:
(1)     our Annual Report on Form 10-K for the year ended December 31, 2020;
(2)     our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;
(3)    our Current Reports on Form 8-K filed on March 16, 2021, March 30, 2021, April 1, 2021, April 5, 2021, April 9, 2021, June 1, 2021, and July 27, 2021; and
(3)     the description of the Registrant's ordinary shares contained in Exhibit 4.15 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.Description of Securities.
Not applicable.

Item 5.Interests of Named Experts and Counsel.
Not applicable.

Item 6.Indemnification of Directors and Officers.
The articles of association of the Registrant (the “Articles”) enable us to indemnify our directors and officers and to advance expenses to defend claims against directors and officers to the full extent of English law. Subject to exceptions described below, English law does not permit a company to exempt a director or certain officers from, or indemnify them against, liability in connection with any negligence, default, breach of duty, or breach of trust by them in relation to the company. Indemnification is permitted for liabilities incurred in proceedings in which judgment is entered in favor of the director or officer and the director or officer is acquitted, or the director or officer is held liable, but the court finds that they acted honestly or reasonably and the relief should be granted.
The exceptions under the English Companies Act of 2006 allow a company to (and the Articles provide that Sensata may):
•purchase and maintain director and officer insurance “D&O Insurance” against any liability arising in connection with any negligence, default, breach of duty, or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. D&O Insurance will not cover damages awarded in relation to criminal acts, intentional malfeasance or other forms of dishonesty, regulatory offenses, or excluded matters such as environmental liabilities. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty, or intentional malfeasance is subsequently admitted or found to be true;
•provide a qualifying third party indemnity provision, or “QTPIP.” This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself, fines imposed in criminal proceedings, and penalties imposed by regulatory bodies). Sensata can therefore indemnify directors and certain officers against such third party actions as class actions or actions following mergers and acquisitions or share issues; and
•make a loan to a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against them (even if the action is brought by the company itself). This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company as the cost of the loan can be paid under the QTPIP.
We maintain directors’ and officers’ liability insurance for the members of the board of directors and certain of our officers.

Item 7.Exemption from Registration Claimed.
Not applicable.

Item 8.Exhibits.

Exhibit Number	Description

4.1	Articles of Association of Sensata Technologies Holding plc (incorporated by reference to Exhibit 3.1 of registrants Current Report on Form 8-K filed on March 28, 2018).

5.1*	Opinion of Clifford Chance LLP with respect to the legality of the ordinary shares being registered hereby.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Clifford Chance LLP. (included in Exhibit 5.1).

24.1*	Power of Attorney of certain officers and directors of the Registrant to file future amendments (set forth on the signature page of this Registration Statement).

99.1	Sensata Technologies Holding plc 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of registrants Quarterly Report on Form 10-Q filed on July 27, 2021).
* Filed herewith.

Item 9.Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, Commonwealth of Massachusetts, on July 28, 2021.

SENSATA TECHNOLOGIES HOLDING PLC

By:	/s/ Jeff Cote
Name:	Jeff Cote
Title:	Chief Executive Officer and President

POWER OF ATTORNEY
We, the undersigned officers and directors of Sensata Technologies Holding plc, hereby severally constitute and appoint Jeff Cote, Paul Vasington, and Shannon Votava, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Cote	Chief Executive Officer, President and Director	July 14, 2021
Jeff Cote	(Principal Executive Officer)

/s/ Paul Vasington	Executive Vice President and Chief Financial Officer	July 14, 2021
Paul Vasington	(Principal Executive Officer)

/s/ Maria Freve	Vice President and Chief Accounting Officer	July 14, 2021
Maria Freve	(Principal Accounting Officer)

/s/ Andrew Teich	Chairman of the Board of Directors	July 14, 2021
Andrew Teich

/s/ John Absmeier	Director	July 14, 2021
John Absmeier

/s/ Daniel Black	Director	July 14, 2021
Daniel Black

/s/ Lorraine Bolsinger	Director	July 14, 2021
Lorraine Bolsinger

/s/ James Heppelmann	Director	July 14, 2021
James Heppelmann

/s/ Charles Peffer	Director	July 14, 2021
Charles Peffer

/s/ Constance Skidmore	Director	July 14, 2021
Constance Skidmore

/s/ Steven Sonnenberg	Director	July 14, 2021
Steven Sonnenberg

/s/ Martha Sullivan	Director	July 14, 2021
Martha Sullivan

/s/ Stephen Zide	Director	July 14, 2021
Stephen Zide

/s/ Jeff Cote	Authorized Representative in the United States	July 14, 2021
Jeff Cote